Exhibit 99.1

GlobalSCAPE, Inc. Extends Ability to Secure and Manage Data
New OEM agreement with Hewlett Packard Enterprise will help counter growing data challenges faced by businesses

SAN ANTONIO – November 10, 2016 – GlobalSCAPE, Inc. (NYSE MKT: GSB), a pioneer and worldwide leader in the secure and reliable exchange of business information, announced today that it has joined the Hewlett Packard Enterprise (HPE) Partner Ready for OEM program.

The agreement will allow the two companies to work together to provide solutions and resources to address organizations’ struggle to manage and secure data at rest or in motion. This includes adding Globalscape’s flagship managed file transfer (MFT) platform Enhanced File TransferTM (EFTTM) to HPE servers, which will be bundled up and sold as a solution.

Globalscape EFT ensures that organizations can move and access sensitive data securely between customers, partners, or third-party vendors. EFT provides visibility into data movement while helping users meet industry or government compliance mandates like the Payment Card Industry Data Security Standard (PCI DSS), Federal Information Processing Standard (FIPS) Publication 140-2, Health Insurance Portability and Accountability Act (HIPAA), and Sarbanes–Oxley Act (SOX), among others.

Supporting Quotes:
Matt Goulet, President and CEO at Globalscape
“The sheer growth of data and the resulting strain put on organizations and their IT departments today is astronomical. At Globalscape, we are constantly refining and seeking out opportunities to innovate and evolve our own technology platforms to best serve our customers as they manage the data deluge. We cannot tackle this challenge on our own though, which is why technology alliances and partnerships are incredibly important. Joining HPE’s Partner Ready for OEM program will help our shared customers better tackle the data challenges ahead of them, and allow Globalscape a chance to evolve our technology—and business—for a new audience of enterprise users.”

Pete Murray, VP of OEM & IoT Sales WW at Hewlett Packard Enterprise
“The need for data security is paramount. Globalscape addresses this by bringing a comprehensive security solution to the table that effectively tackles data challenges. We believe that our relationship with Globalscape will infuse new benefits for our customers and will give users access to robust tools that can better counter these data security issues. We are excited to have Globalscape as a part of HPE’s Partner Ready for OEM program.”

For more information about Globalscape’s EFT platform, please visit: https://www.globalscape.com/managed-file-transfer

About Globalscape
GlobalSCAPE, Inc. (NYSE MKT: GSB) is a pioneer in the reliable exchange of mission-critical business data and intellectual property. Globalscape’s leading enterprise suite of solutions delivers military-proven security for achieving best-in-class control and visibility of data across multiple locations. Founded in 1996, Globalscape’s software and services are trusted by tens of thousands of customers worldwide, including global enterprises, governments, and small and medium enterprises. For more information, visit www.Globalscape.com or follow the blog and Twitter updates.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," “expect,” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company’s current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company’s Annual Report on Form 10-K for the 2015 fiscal year, filed with the Securities and Exchange Commission on March 3, 2016.

GLOBALSCAPE PRESS CONTACT
Contact: Ciri Haugh
Phone Number: (210) 308-8267
Email: PR@globalscape.com

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